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                                                                    EXHIBIT 10.2

                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is effective as of May 1, 2002 by and between MACANAN INVESTMENTS, a California limited partnership ("Landlord") and BAM! Entertainment, Inc., a Delaware corporation ("Tenant").

                                    RECITALS

        A. Pursuant to that certain Office Space Lease dated May 3, 2001, relating to approximately four thousand, eight hundred fifty-five (4,855) feet of rentable area, known as suite 716, in those certain premises located at 333 West Santa Clara Street, San Jose, California, more particularly described therein, and herein referred to as the "Original Leased Premises".

        B. The parties hereto now desire to amend the Lease to extend the Lease Term to April 30, 2005, and to increase the gross leasable square footage contained in the Leased Premises by four thousand, six hundred seventy-eight (4,678) square feet of gross leasable area including four thousand, two hundred seventy-one (4,271) square feet of useable area known as suite 708 on the seventh floor of the Comerica Bank Building. The portion of the Leased Premises being added is shown on Exhibit B-2 together with the Original Leased Premises, as shown on Exhibit B-1 attached hereto and incorporated herein by this reference. The parties also desire to reduce the Base Monthly Rent of the Original Leased Premises as of May 1, 2002 to the same per square foot cost per month as that which will be paid for the additional leased premises. The parties agree that the

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previous personal lease guarantee, which is now in effect, will be voided by
Landlord upon signing First Amendment.

        NOW, THEREFORE, in consideration for the terms, covenants and conditions contained herein, the parties hereto agree as follows:

        1. The description of the Leased Premises referred to herein as the Original Leased Premises and shown on Exhibit B-1 to the Lease is hereby expanded to include Exhibit B-2. Page 2 of Exhibit B-2 shows the relationship of space in Exhibit B-1 and Exhibit B-2.

        2. The parties agree that all references in the Lease to the "Leased Premises" shall refer to the Increased Leased Premises, as herein defined. All other words and phrases defined in the Lease shall have the same meaning when used herein and therein.

        3. Various other changes involving lease term, tenants allocated share, operating expense base year, real property base tax year, prepaid rent, security deposit, construction and delivery of tenant improvements, early occupancy, new rent commencement date, base monthly rent and periodic increase in monthly rent are changed.

        4.     Paragraph 1.1 of the Lease is hereby modified to read as follows:

               1.1 Rent Commencement Date. The term "Rent Commencement Date" shall mean as of May 1, 2002.


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        5.     Paragraph 1.2 of the Lease is hereby modified to read as follows:

               1.2 Lease Term. The Lease Term is extended to April 30, 2005 unless this Lease is sooner terminated according to its term or by mutual written agreement.

        6.     Paragraph 1.5 of the Lease is hereby modified to read as follows:

               1.5 Leased Premises. The term "Leased Premises" shall mean those certain premises which are a portion of, and located within, the Building as shown by the floor plan attached hereto as Exhibit B-1 and Exhibit B-2 containing approximately nine thousand, five hundred thirty-three (9,533) square feet of gross leasable area ("Tenant's Gross Leasable Area") including approximately eight thousand, seven hundred three (8,703) square feet of usable area ("Tenant's Net Leasable Area").

        7.     Paragraph 1.6 of the Lease is hereby modified to read as follows:

               1.6 Tenant's Allocated Share. The term "Tenant's Share" shall mean the percentage obtained by dividing Tenant's Gross Leasable Area by the Building Gross Leasable Area, which as of May 1, 2002, is agreed to be four and forty-seven hundredths (4.47%).


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        8.     Paragraph 1.7 of the Lease is hereby modified to read as follows:

               1.7 Prepaid Rent. The term "Prepaid Rent" shall mean the sum of twenty-nine thousand, five hundred fifty-two dollars ($29,552.00).

        9.     Paragraph 1.8 of the Lease is hereby modified to read as follows:

               1.8 Security Deposit. The term "Security Deposit" shall mean an additional amount of ten thousand, one hundred thirty-two dollars ($10,132.00) shall be added to that security deposit already on deposit for suite 716 for a total amount of twenty-nine thousand, five hundred fifty-two ($29,552.00) dollars.

        10. Paragraph 1.11 of this Lease is hereby modified to read as follows:

               1.11 Operating Expense Base Year. Effective May 1, 2002, the term "Operating Expense Base Year" shall mean the calendar year of 2002 for suite 708 and shall remain unchanged for suite 716.

        11. Paragraph 1.12 of the Lease is hereby modified to read as follows:

               1.12 Real Property Base Tax Year. The term "Real Property Base Tax Year" shall mean the fiscal year 2001/2002 commencing July 1, 2001 and ending June 30, 2002 for the entire leased premises.

        12.    Paragraph 2.2 of the Lease is hereby modified to read as follows:

               2.2 Construction of Tenant Improvements. Prior to the Rent Commencement Date, Landlord shall construct certain


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                      improvements as shown on RMW Drawing #21227.00 dated
                      3/14/02, which has been approved by Tenant and Landlord. Any delays, including change orders, caused by Tenant which delays the completion of the tenant improvements by Landlord will offset the completion of work, on a day for day basis, but in no event abate the rent or change the rent commencement date.

        13.    Paragraph 2.3 of the Lease is hereby modified to read as follows:

               2.3 Delivery and Acceptance of Possession. Landlord will complete work required of Landlord pursuant to Paragraph
                      2.2 by April 30, 2002 providing Tenant has approved said plans by April 1, 2002.

        14.    Paragraph 2.4 of the Lease is hereby modified to read as follows:

               2.4 Early Occupancy. Tenant may enter or permit its contractors to enter the Leased Premises prior to the Rent Commencement Date by April 15, 2002, it shall do so upon all of the terms of this Lease (including its obligations regarding indemnity and insurance) except those regarding the obligation to pay rent, which shall commence on the Rent Commencement Date.

        15.    Paragraph 3.1 of the Lease is hereby modified to read as follows:

               3.1 Base Monthly Rent. Commencing on May 1, 2002 and continuing throughout the remainder of the Lease Term,


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                      Tenant shall pay to Landlord a monthly rent (the "Base
                      Monthly Rent"), which shall be $29,552.00.

        16.    Paragraph 3.7 is hereby added to the Lease to read as follows:

               3.7 Periodic Increase in Base Monthly Rent. On May 1, 2002 ("Rent Commencement Date") and continuing until adjusted pursuant to this paragraph, Tenant shall pay to Landlord Base Monthly Rent in the initial amount set forth in paragraph 3.1 above. However, the amount of the Base Monthly Rent shall be redetermined in accordance with the following formula as of and effective on each calendar anniversary of the lease (the "Rent Adjustment Date") to reflect any increase or decrease in the "Consumer Price Index" (as that term is defined in paragraph 15.12) that has occurred since the Rent Commencement Date. The Base Monthly Rent commencing May 1, 2003 and May 1, 2004 determined by multiplying (i) the amount of the Base Monthly Rent immediately preceding the adjustment by (ii) a fraction whose numerator is the Consumer Price Index published nearest and preceding the relevant Rent Adjustment Date and whose denominator is the Consumer Price published nearest and preceding the Rent Commencement Date. However, in no event shall the Base Monthly Rent adjustment be (i) an amount greater than 3% per


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                      year, or (ii) an amount less than the Base Monthly Rent
                      immediately preceding the adjustment.

        17.    Paragraph 4.5 of the Lease is hereby modified to read as follows:

               4.5 Parking. Parking in the Building garage will be available up to 40 spaces on month-to-month leases at the initial rates of $90.00 per space per month for unreserved covered parking and $60.00 per space per month for unreserved uncovered parking if available (on the fourth (4th) floor of the parking garage only). Landlord may adjust parking rates to market during lease term or any extension thereof. If Tenant elects to lease parking spaces on the fourth (4th) floor of the parking garage, Tenant will be issued a parking card for each space leased which will permit the user to enter and exit the fourth (4th) floor in addition to the ground floor entrance and exit of the parking garage. If, after electing to lease parking spaces on the fourth (4th) floor of the parking garage, Tenant or its employees park on any floor other than the fourth
                      (4th) floor, Tenant's parking card will be automatically cancelled and Tenant will be required to contact the Building Manager to reactivate the cancelled parking card. Tenant will be charged an additional $30.00 per month for each card that must be reactivated due to improper use.


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                      Tenant shall not at any time use or permit its employees
                      or invitees to use more parking spaces than the number so allocated to Tenant. Except as may be herein provided, Tenant shall not have the exclusive right to use any specific parking space. In the event Landlord elects or is required by any Law to limit or control parking in the Property, whether by validation of parking tickets or any other method, Tenant, subject to its right to the non-exclusive use of the number of parking spaces above specified, agrees to participate in such validation or other program under such reasonable rules and regulations as are from time to time established by Landlord.

        18. Any breach or default under any provisions of this First Amendment shall be a breach or default under the Lease, and any breach or default under the Lease shall be a breach or default under this First Amendment. To the extent there may be any inconsistencies between the terms of this Amendment and any terms of the Lease, the terms of this Amendment shall prevail. In all other respects, the Lease shall remain in full force and effect. All capitalized terms not defined herein shall have the meaning set forth in the Lease.

        19. The Lease Guarantee signed on behalf of Bay Area Multimedia (now BAM! Entertainment, Inc.) by Guarantor, Ray Musci (Individual) on May 3, 2002, in favor of Macanan Investments, is hereby deleted and has no further force or effect.


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        IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment to Lease on the respective dates set forth below to be effective as of May 1, 2002.




                                    LANDLORD:
                                    MACANAN INVESTMENTS,
                                    A California limited partnership

                                    By:  MACANAN FINANCIAL CORPORATION,
                                    A California corporation,
                                    Its general partner



Dated:     3/29/02           By: /s/ DONALD MACMILLAN
      ----------------------    ---------------------------------
                                Donald MacMillan
                                President


Dated:     3/29/02           By: /s/ W. JOHN BUCHANAN
      ----------------------    ---------------------------------
                                W. John Buchanan
                                Secretary



                             TENANT:
                             BAM! Entertainment, Inc.
                             A Delaware corporation



Dated:  29 March 2002        By:  /s/  S M Ambler
       --------------------      --------------------------------


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                                   Exhibit B-1



                                    [DIAGRAM]



                                      A-1
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                                    [DIAGRAM]



                                      A-2
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                                   Exhibit B-2



                                    [DIAGRAM]


                                      A-3